As filed with the Securities and Exchange Commission on April 1, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3240619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

58 South Service Road Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

THE HAIN CELESTIAL GROUP, INC.

Amended and Restated 2002 Long Term Incentive and Stock Award Plan

(Full title of the plan)

Irwin D. Simon

Chairman of the Board,

President and Chief Executive Officer

The Hain Celestial Group, Inc.

58 South Service Road

Melville, New York 11747

(Name and address of agent for service)

(631) 730-2200

(Telephone number, including area code, of agent for service)

Copy to:

Roger Meltzer, Esq.

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	600,000 shares	(3)	$14.445	$8,667,000	$483.62

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant’s common stock reported on the Nasdaq Global Select Market on March 27, 2009.
(3)	Represents shares of Common Stock issuable pursuant to The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

EXPLANATORY NOTE

The Hain Celestial Group, Inc. (“Hain” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 600,000 shares of common stock authorized for issuance under the Registrant’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”). A registration statement on Form S-8 (File No. 333-102017) was filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2002, covering the registration of 1,600,000 shares authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-111881) was filed with the Commission on January 13, 2004, covering the registration of an additional 1,500,000 shares authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-140180) was filed with the Commission on January 24, 2007, covering the registration of an additional 2,750,000 shares authorized for issuance under the 2002 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 600,000 shares under the 2002 Plan. Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 333-102017, 333-111881 and 333-140180) are incorporated herein by reference. The current registration of 600,000 shares will increase the number of shares registered under the 2002 Plan from 5,850,000 shares to 6,450,000 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, filed with the Commission on August 29, 2008 (the “Annual Report”);

(b)	Amendment No. 1 to the Annual Report on Form 10-K/A filed, with the Commission on October 28, 2008;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the Commission on November 10, 2008;

(d)	the Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2008, filed with the Commission on February 9, 2009;

(e)	the Registrant’s Current Reports on Form 8-K filed with the commission on August 19, 2008, January 7, 2009, March 2, 2009 and March 17, 2009; and

(f)	the description of the Registrant’s common stock contained in its registration statement on Form 8-A/A dated November 12, 1993, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this

Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for the Registrant by DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020. DLA Piper LLP (US) acts as the Registrant’s regular outside counsel. Roger Meltzer, a partner of DLA Piper LLP (US), is also a member of the Registrant’s board of directors. Mr. Meltzer receives compensation as a board member.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (1)

5.1	Legal opinion of DLA Piper LLP (US) +

23.1	Consent of Ernst & Young LLP +

23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

(1)	Filed as Exhibit 4.1 to the Form 8-K filed by the Registrant with the Commission on March 2, 2009 and incorporated herein by reference.
+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on April 1, 2009.

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Ira J. Lamel
Name:	Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Irwin D. Simon and Ira J. Lamel, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all amendments and post-effective amendments to this registration statement, and any registration statement or statements on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to shares of common stock of the Company to be issued under The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan, and to file the same (including any amendments to such registration statement and any additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities), and all post-effective amendments thereto, together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact’s substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of April 1, 2009, by the following persons in the capacities indicated.

Name	Title

/s/ Irwin D. Simon	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Irwin D. Simon

/s/ Ira J. Lamel	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Ira J. Lamel

/s/ Michael J. Speiller	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Michael J. Speiller

/s/ Barry J. Alperin	Director
Barry J. Alperin

/s/ Richard C. Berke	Director
Richard C. Berke

/s/ Beth L. Bronner	Director
Beth L. Bronner

/s/ Jack Futterman	Director
Jack Futterman

/s/ Daniel R. Glickman	Director
Daniel R. Glickman

/s/ Marina Hahn	Director
Marina Hahn

/s/ Andrew R. Heyer	Director
Andrew R. Heyer

/s/ Roger Meltzer	Director
Roger Meltzer

/s/ Lewis D. Schiliro	Director
Lewis D. Schiliro

/s/ Larry S. Zilavy	Director
Larry S. Zilavy

INDEX TO EXHIBITS

Exhibit No	Description
4.1	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (1)

5.1	Legal opinion of DLA Piper LLP (US) +

23.1	Consent of Ernst & Young LLP +

23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

(1)	Filed as Exhibit 4.1 to the Form 8-K filed by the Registrant with the Commission on March 2, 2009 and incorporated herein by reference.
+	Filed herewith.